EXHIBIT 23.1 - CONSENT OF KPMG PEAT MARWICK INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________________________


The Board of Directors
Peoples First Corporation:

We consent to the incorporation by reference in the Registration Statements
No. 33-28301 on Form S-3, No. 33-28304 on Form S-8 and No. 33-54535 on Form
S-4 of Peoples First Corporation, of our report dated July 28, 1994, relating to the supplemental consolidated balance sheets of Peoples First Corporation and subsidiaries as of December 31, 1993 and 1992, and the related supplemental consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which report appears in the Current Report of Form 8-K dated July 28, 1994 of Peoples First Corporation.


/s/ KPMG Peat Marwick

St. Louis, Missouri
July 28, 1994































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